EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Ainos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(1)
Fees To Be Paid	Equity	Common Stock, par value $0.01 per share(2)	Rule 457(o)	4,430,732	(3)	$1.14	(4)	$5,051,035	*	0.00014760	$745.54	*
		Total Offering Amounts						$5,051,035	*		$745.54	*
		Total Fees Previously Paid									$0.00
		Total Fee Offsets									0.00
		Net Fee Due									$745.54	*

*Rounded up to the nearest whole number.
(1)	The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), by multiplying the proposed maximum aggregate offering price for the securities by 0.00014760.
(2)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock (“Common Stock”), to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416(a) under the Securities Act.
(3)	Consists of (i) 3,400,000 shares of Common Stock issuable upon the conversion or repayment of a convertible promissory note, (ii) 1,021,400 shares of Common Stock issuable upon the exercise of a common stock purchase warrant and (iii) up to 9,332 shares of Common Stock issuable upon the exercise of common stock purchase warrants, issued and sold to certain Selling Stockholders pursuant to certain agreements dated as of September 25, 2023.
(4)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock on April 2, 2024, as reported on the Nasdaq Stock Market LLC (“Nasdaq”).